UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2020, the board of directors (the “Board”) of Altus Midstream Company, a Delaware corporation (the “Company”), appointed Joe C. Frana as a new director of the Company’s Board, with a term expiring at the Company’s annual meeting of stockholders in 2021. Mr. Frana was designated by Apache Midstream LLC to fill a vacancy on the Board.

The Board has determined that Mr. Frana is an independent director pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. Frana meets the financial sophistication requirements of Rule 5605(c)(2)(A) of the Nasdaq Listing Rules. Mr. Frana has been appointed chair of the Audit Committee and to serve on the Conflicts Committee of the Company’s Board.

For his service, Mr. Frana will receive compensation that is commensurate with that received by the Company’s other non-employee directors. Such compensatory arrangements are described under the caption “Director Compensation” in the Company’s definitive proxy statement relating to its 2020 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 9, 2020, and is incorporated by reference herein.

Other than as disclosed herein, no material plan, contract, or arrangement was entered into or materially amended, and there was no grant or award to Mr. Frana or modification thereto under any such plan, contract, or arrangement, in connection with his appointment to the Board. Mr. Frana has (i) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, (ii) no arrangements or understandings with any other person pursuant to which he was selected as a director, and (iii) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Mr. Frana retired in 2015 after a thirty-seven-year career in various accounting and finance related roles in the oil and gas industry, with increasing levels of responsibility and accountability. Mr. Frana was general auditor for Phillips 66 from its separation from ConocoPhillips in 2012 until his retirement in 2015 and previously served as the general manager of Corporate Financial Shared Services of ConocoPhillips from 2008 until 2012. Prior to these positions, Mr. Frana held the roles of assistant controller, accounting manager of Shared Services – Refining and Marketing, and general accounting manager for Shared Services at ConocoPhillips. Prior to its merger with Conoco, Mr. Frana served in various finance, accounting, and auditor roles at Phillips Petroleum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: October 22, 2020	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary